                                                                    EXHIBIT 10.1

                    AMENDMENT TO LOAN AND SECURITY AGREEMENT
                    ----------------------------------------

        THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Amendment") dated as of October 17, 2003, by and between FLEET CAPITAL ("Lender") and EMTEC, INC. ("Borrower").

                                   BACKGROUND
                                   ----------

        A. Borrower and Lender executed a Loan and Security Agreement dated as of November 21, 2001 (the "Original Loan Agreement") pursuant to which Lender made available to Borrower a revolving credit facility in the maximum principal amount of Ten Million Dollars ($10,000,000.00) (the "Revolving Credit"). The Original Loan Agreement as amended the date hereof, as amended hereby and from time to time hereafter shall be referred to herein as the "Loan Agreement."

        B. The Revolving Credit was and is evidenced by a certain amended and restated revolving credit note executed by Borrower amended and restated as of June 17, 2003, payable to the order of Lender in the maximum principal amount of $11,500,000.00 (the "Note").

        C. Borrower has requested that Lender waive certain existing Events of Default under the Loan Agreement and amend the Loan Agreement as set forth herein. At Borrower's request and subject to the terms and conditions contained herein, Lender is willing to waive the existing Events of Default and amend the Loan Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

        1. Borrower and Lender agree to modify the terms and conditions of Borrower's obligations to Lender and Lender's obligations to Borrower under the Loan Agreement in accordance with the terms and conditions set forth herein. The parties hereto agree that all the terms and conditions of the Loan Agreement shall continue unchanged and remain in full force and effect except as amended herein as follows:

                (A) From and after the date hereof, Section 2.1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

                2.1.1 Rates of Interest. Interest shall accrue on the Revolving Credit Loans in accordance with the terms of the Revolving Credit Note. Interest shall accrue on the principal amount of the Base Rate Advances outstanding at the end of each day at a fluctuating rate per annum equal to the Base Rate plus 2.0% per annum. Borrower may not select LIBOR Advances or to convert all or any portion of a Base Rate Advance to bear interest at the rate determined with reference to LIBOR. The rate of interest applicable to Base Rate Advances shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs.

                (B) From and after the date hereof, Sections 2.4 and 2.5 of the Loan Agreement are hereby amended in their entirety to read as follows:

        2.4 Unused Line Fee. Borrower shall pay to Lender an unused line fee equal to .75% per annum of the average monthly amount by which the Total Credit Facility exceeds the sum of the outstanding principal balance of the Revolving Credit Loans. The unused line fee shall be payable (i) monthly in arrears commencing on October 31, 2003 and on the last day of each month thereafter and (ii) the earlier of (1) termination of this Agreement pursuant to Section 4 hereof or (2) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations.

        2.5 Collateral Management Fees. Borrower shall pay to Lender a collateral management fee of $600.00 per month payable monthly in arrears on the first day of each calendar month hereafter. In addition to such monthly fee, Borrower shall reimburse Lender for field exam expenses at a rate of $750.00 per man or woman, per day.

                (C) Section 2.7 of the Loan Agreement is hereby amended in its entirety to read as follows:

        2.7 Audit and Appraisal Fees. Borrower shall pay to Lender audit and appraisal fees in accordance with Lender's current schedule of fees in effect from time to time in connection with audits and appraisals of Borrower's books and records and such other matters as Lender shall deem appropriate, plus all reasonable out-of-pocket expenses incurred by Lender in connection with such audits and appraisals. Audit fees shall be payable on the first day of the month following the date of issuance by Lender of a request for payment thereof to Borrower.

                (D) Section 2.8 of the Loan Agreement is hereby amended in its entirety to read as follows:

        2.8 Letter of Credit Fee. From and after October 1, 2003, Borrower shall pay to Lender a letter of credit fee calculated at a rate per annum equal to 2.0% of the face amount of the Letter of Credit payable on December 31, 2003 for the period then ending and thereafter quarterly in arrears on the last day of each calendar quarter, and on the Termination Date. With respect to the issuance, amendment, transfer, administration or cancellation of the Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer, administration, cancellation or drawing, as the case may be, or as otherwise agreed to by Lender.

                (E) Section 4.2.3 of the Loan Agreement is hereby amended in its entirety to read as follows:

                4.2.3 Termination Charges. At the effective date of termination of this Agreement for any reason, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 2% of the Total Credit Facility if termination occurs prior to the first anniversary of Closing Date and 1% of the Total Credit Facility if termination occurs on or after the first anniversary of Closing Date but prior to the third anniversary of Closing Date. If termination occurs on or after the third anniversary of Closing Date, no termination charge shall be payable.

                (F) Section 8.2.8 of the Loan Agreement is hereby amended in its entirety to read as follows:

                        8.2.8 Capital Expenditures. Make Capital Expenditures (including, without limitation, by way of capitalized leases) which, in the aggregate, as to Borrower, exceed $400,000 during any fiscal year or $100,000 during any fiscal quarter.

                (G) Section 8.3 of the Loan Agreement is hereby amended in its entirety to read as follows:


                                       -2-








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                        8.3     Specific Financial Covenants. During the term of
                this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing:

                        8.3.1 Leverage Ratio. Borrower will not permit the Leverage Ratio to exceed: (A) 11.0:1.0 through March 31, 2004 and (B) 9.0:1.0 from and after April 1, 2004, at any time as of the end of any fiscal quarter.

                        8.3.2 Debt Service Coverage Ratio. Borrower will not permit the Debt Service Coverage Ratio to be less than: (A) .90:1.00 as of September 30, 2003, or (B) 2.0:1.0 as of the end of any fiscal quarter from and after December 31, 2003.

                        8.3.3 Minimum EBITDA. Borrower's actual EBITDA must be no less than the following amount as of the end of the months set forth below:

                Month Ending        Projected Neg. EBITDA    Maximum Neg EBITDA
                ------------        ---------------------    ------------------
                August 31, 2003          $   (67,671)           $   (74,438)
                September 30, 2003       $  (182,593)           $  (200,852)
                October 31, 2003         $   (93,743)           $  (103,117)

                Borrower's actual EBITDA must be at least the following amount as of the end of the months set forth below:

                Month Ending         Projected EBITDA         Minimum EBITDA
                ------------         ----------------         --------------
                November 30, 2003       $  194,091              $  174,682
                December 31, 2003       $  562,877              $  506,589
                January 31, 2004        $  131,979              $  118,781
                February 29, 2004       $  210,034              $  189,031
                March 31, 2004          $  137,276              $  123,548

                provided however that, in the event Borrower's EBITDA in any month exceeds the Projected EBITDA set forth above for such month such excess shall be added to the actual EBITDA for the succeeding months through March 2004 for the purposes of determining compliance with this covenant. However, should EBITDA in any month fall short of the projected EBITDA that amount shall be deducted from any carryover surplus EBITDA accrued in previous months.

                (H) The following definitions contained in Appendix A of the Loan Agreement are hereby amended to read as follows:

                Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

                        (i) $10,000,000.00 minus the Letter of Credit Obligations; or

                        (ii) 80% of Eligible Accounts outstanding at such date minus the Letter of Credit Obligations.

                For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any


                                       -3-








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        nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

                Letter of Credit Sublimit - One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00).

                Revolving Credit Note - the Revolving Credit Note to be executed by Borrower on or about the Closing Date in favor of Lender to evidence the Revolving Credit Loan, which shall be in the form of Exhibit A to the Agreement, and any amendment, restatement, extension or modification thereof, including without limitation the Amended and Restated Revolving Credit Note dated as of October 8, 2003 by Borrower in favor of Lender.

                Total Credit Facility - means $10,000,000.00.

        2.      Borrower acknowledges that Borrower was in violation of Sections
8.3.1 through 8.3.4 of the Loan Agreement as of December 31, 2002, March 31, 2003 and June 30, 2003. Such violations constitute Events of Default under
Section 10.1.4 of the Loan Agreement (the "Existing Events of Default"). Subject to the execution of this Amendment by Borrower and the satisfaction of the conditions precedent contained in Section 3 below, Lender hereby agrees to waive the Existing Events of Default. Lender does not hereby waive any other existing or future Default or Event of Default under the Loan Agreement, including without limitation any future violation by Borrowers of Section 8.3 of the Loan Agreement.

        3. Lender's obligations hereunder and under the Loan Agreement are conditioned upon (A) the representations and warranties of Borrower contained in the Loan Agreement being true and correct in all material respects as of the date hereof after giving effect hereto and as of the date of each Revolving Credit Loan, (B) Borrower's compliance with the covenants contained in the Loan Documents, (C) Borrower's satisfaction of the conditions precedent set forth in the Loan Agreement, and (D) satisfaction of the following additional conditions precedent:

                        (1) Documents to be Delivered by Borrower. Borrower shall deliver or cause to be delivered to Lender this Amendment duly executed by Borrower and the Amended and Restated Revolving Credit Note dated of even date herewith;

                        (2)     Payment of Certain Costs by Borrower.

                                (a)     Borrower shall pay to lender an
amendment fee of $50,000 which shall be fully earned and non-refundable upon receipt; and

                                (b)     Borrower shall pay to Lender all costs
and out-of-pocket expenses (including, without limitation, reasonable attorneys' fees and costs) of Lender in connection with the amendment which includes, among other things, the preparation of this Amendment, all related filings and recordation fees and taxes, and the enforcement of the Loan Agreement and all costs and expenses incurred in connection with the above.

        4. The parties agree that except as expressly amended hereby, the Loan Agreement shall remain in full force and effect; and that the Collateral granted therein or in connection therewith shall continue to secure Borrower's obligations to Lender as therein stated.

        5. Borrower reaffirms its obligation under the Loan Agreement and all of the documents executed in connection therewith and/or securing Borrower's obligations thereunder.

        6. This Amendment shall become effective upon execution hereof by Lender and Borrower.

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

        IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

FLEET CAPITAL CORPORATION

By:   /s/
    ------------------------------------
    Name: Charles E. Kirschner
    Title: VP

EMTEC, INC.

By:   /s/
    ------------------------------------
    Name: John P. Howlett
    Title: CEO